SELLER'S AGREEMENT


         THIS SELLER'S AGREEMENT ("Agreement") is made as of September 8, 1997, by and among: CYLINK CORPORATION, a California corporation (the "Purchaser"); A.R. DATA SECURITY LTD., a limited liability company organized and existing under the laws of the State of Israel (the "Seller"); and each of the shareholders of the Seller, all of which are identified on Schedule A hereto (the "Parent Shareholders").

                                    RECITALS


         A. Contemporaneously with the execution and delivery of this Agreement, the Purchaser is acquiring from the Seller (i) all of the issued and outstanding shares of Algorithmic Research Ltd., a limited liability company organized under the laws of the State of Israel (the "Company"), that are owned by the Seller, and (ii) all of the issued and outstanding shares of Algart Holdings Ltd., a limited liability company organized under the laws of the State of Israel ("Holdings"), pursuant to that certain Stock Purchase Agreement, dated as of September 7, 1997, among the Purchaser, the Company and the Seller (the "Purchase Agreement").

         B. As part of the purchase price for the shares of the Company and Holdings being acquired by the Purchaser pursuant to the Purchase Agreement, the Purchaser is issuing a total of 2,593,169 shares of common stock of the Purchaser (the "Transaction Shares"), of which 1,272,300 shares are being deposited in escrow in accordance with the terms of the Purchase Agreement.

         C. The Seller is in the process of a voluntary liquidation. It is contemplated that, in connection with the liquidation of the Seller, the Transaction Shares held by the Seller will be distributed "in kind" by the Seller to the Parent Shareholders.

         D. This Agreement is being executed and delivered pursuant to Sections 4.6, 7.6 and 8.5 of the Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement. In addition, as used in this Agreement, the following terms shall have the following respective meanings:


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                  "Affiliate" shall mean, with respect to any Person,  any other
Person controlling, controlled by or under common control with such Person.

                  A "Change in Control of the Purchaser" shall be deemed to have occurred if: (a) any Person (other than Pittway Corporation) or "group" (within the meaning of Rule 13d-5 under the Exchange Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of at least 50% of the voting securities of the Purchaser; (b) a merger, consolidation or similar transaction involving the Purchaser or any affiliate of the Purchaser is effected, and the shareholders of the Purchaser immediately prior to such transaction own less than 60% of the voting securities of the surviving corporation in such transaction; (c) assets representing more than 50% of the aggregate net book value of the Purchaser's assets (exclusive of its wireless communications division) are sold or otherwise transferred to any Person or Persons (in a single transaction or a series of transactions); or (d) the individuals who, as of the date of this Agreement, are members of the Board of Directors of the Purchaser (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors of the Purchaser
(provided, however, that if the election, or nomination for election by the Purchaser's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board).

                  A "Change in Control of the Company" shall be deemed to have occurred if: (a) a Person (other than the Purchaser) becomes the "beneficial owner" (within the meaning of Rule 13d-5 under the Exchange Act) of at least 50% of the voting securities of the Company (other than in connection with a Change in Control of the Purchaser); (b) the Purchaser ceases to own more than 50% of the outstanding shares of the Company; or (c) assets representing more than 50% of the aggregate net book value of the Company's assets are sold or otherwise transferred to any Person or Persons (in a single transaction or a series of transactions).

                  "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

                  "First Restricted Period" shall mean the period commencing on the Closing Date and ending on the day that is 182 days after the Closing Date.

                  "Form S-1," "Form S-3," "Form S-4" and "Form S-8" shall mean (as the case may be) such form under the Securities Act as is in effect on the date hereof, or any successor registration form to such form under the Securities Act subsequently adopted by the Commission.

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

                  "Fourth Restricted Period" shall mean the period commencing on the second anniversary of the Closing Date and ending on the day immediately preceding the third anniversary of the Closing Date.

                  "Holders" shall mean: (a) each Potential Seller who holds Registrable Shares; (b) each Permitted Transferee who holds Registrable Shares; and (c) each other Person holding Registrable Shares to whom any rights under this Agreement shall have been assigned in accordance with Section 7 hereof.

                  "Individual Parent Shareholders" shall mean Yossi Tulpan, Amos Fiat and Yossi Cohen.

                  A Parent Shareholder's "Percentage Share" shall mean the "Percentage Share" set forth opposite such Parent Shareholder's name on Schedule A hereto.

                  "Permitted Transferee" shall mean: (a) any Parent Shareholder;
(b) any Affiliate, shareholder, spouse or lineal descendant of the Seller, of any Parent Shareholder or of any shareholder of any Parent Shareholder (including, without limitation, any corporation or other entity controlled by any Parent Shareholder); (c) any administrator, liquidator, executor, guardian, curator or person acting in a similar capacity for any of the Persons described in clauses "(a)" and "(b)" of this sentence; and (d) any trustee of a trust, the primary beneficiary or beneficiaries of which are any of the Persons described in clauses "(a)," "(b)" and "(c)" of this sentence; provided, however, that Koor Capital Markets and Telrad Holdings Ltd. shall not be deemed to be Permitted Transferees of any Restricted Shares transferred to them by (i) an Individual Parent Shareholder or (ii) a Permitted Transferee who received such Restricted Shares from an Individual Parent Shareholder.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                  "Potential Sellers" shall mean the Seller and the Parent Shareholders.

                  "Purchaser Common Stock" shall mean the common stock, $0.01 par value per share, of the Purchaser; provided, however, that if the Purchaser Common Stock is converted into or exchanged for other securities of the Purchaser or of any other Person (pursuant to a merger or recapitalization involving the Purchaser or otherwise), then, for purposes of Section 4 hereof, "Purchaser Common Stock" shall refer to such other securities.

                  "Registrable Shares" shall mean: (a) the Transaction Shares; and (b) any securities issued with respect to, in exchange for or in replacement of any of the Transaction Shares (whether by way of a stock dividend or stock split, in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or similar event or

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

otherwise); provided, however, that shares of Purchaser Common Stock shall be treated as Registrable Shares only if and so long as such shares are held by a Holder.

                  "Registration Expenses" shall mean: (a) all expenses, except Selling Expenses, incurred in connection with a registration pursuant to Sections 4.1, 4.2 and 4.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements  of counsel for the Purchaser and Blue Sky fees and expenses;  and
(b) reasonable fees and disbursements (not to exceed $100,000 for all registrations effected pursuant to this Agreement) of a single U.S. counsel and a single Israeli counsel for the Holders who are participating in a registration.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Commission and the declaration or ordering of the effectiveness of such registration statement.

                  "Regulation S" shall mean Regulation S promulgated under the Securities Act.

                  "Restriction Expiration Date" shall mean the earliest to occur of: (a) the fourth anniversary of the Closing Date; (b) the date of commencement of a tender or exchange offer relating to at least 50% of the outstanding shares of Purchaser Common Stock; (c) the date on which a Change in Control of the Purchaser occurs; (d) the date on which a Change in Control of the Company occurs; (e) the date of execution of any binding letter of intent, contract, agreement or understanding contemplating or otherwise relating to an event of the type referred to in clause "(c)" of this sentence; or (f) the date of occurrence of any material breach or default by the Purchaser with respect to any of its obligations under Section 2 or 4 of this Agreement or Article V of the Purchase Agreement, which breach or default is not cured within twenty (20) days after notice thereof is given to the Purchaser.

                  "Restricted Periods" shall mean the First, Second, Third and Fourth Restricted Periods.

                  "Restricted Shares" shall mean only those Transaction Shares that are held by the Seller, the Escrow Agent (in its capacity as such), any Parent Shareholder or any Permitted Transferee; provided, however, that notwithstanding anything to the contrary contained in this Agreement: (a) a Transaction Share shall cease to be a Restricted Share (and shall cease to be subject to the restrictions contained in this Agreement) upon the earlier of (i) the Restriction Expiration Date, or (ii) the sale of such Transaction Share pursuant to Section 3.1(a), 3.1(b), 3.1(c), 3.1(d) or 3.1(f) hereof; and (b) upon the occurrence of a Special Termination Event with respect to an Individual Parent Shareholder, all Transaction Shares held by such Individual Parent Shareholder, and all Transaction Shares held by any Permitted Transferee to whom such Individual Parent Shareholder has transferred any Transaction Shares, shall cease to be Restricted Shares (and shall cease to be subject to the restrictions contained in this Agreement).

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

                  "Rule  144"  shall  mean  Rule  144   promulgated   under  the
Securities Act, or any similar or analogous rule promulgated under the Securities Act.

                  "Second Restricted Period" shall mean the period commencing on the day immediately following the last day of the First Restricted Period and ending on the day immediately preceding the first anniversary of the Closing Date.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.


                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and (except as otherwise specified above in the definition of "Registration Expenses") all fees and disbursements of counsel for any Holder.

                  A "Special Termination Event" with respect to an Individual Parent Shareholder shall be deemed to have occurred if: (a) the employment of such Individual Parent Shareholder with the Company or any of the Company's Affiliates shall have been terminated by the Company or any of the Company's Affiliates (other than for reasons described in sub-paragraph 6.3 of the Employment Agreement between the Company and such Individual Parent Shareholder); or (b) such Individual Parent Shareholder shall have died or become disabled.

                  "Special Qualifying Block Trade" shall mean a sale of Restricted Shares that: (a) is made in a block trade at a price of at least $15 per share; and (b) is designated by the Seller of such Restricted Shares (in a written notice given to the Purchaser within 120 days following such sale) to be a "Special Qualifying Block Trade"; provided, however, that at any time prior to the second anniversary of the Closing Date, any Potential Seller may (without the consent or approval of the Purchaser or any other Person) rescind its designation of any such sale as a "Special Qualifying Block Trade."

                  "Third Restricted Period" shall mean the period commencing on the first anniversary of the Closing Date and ending on the day immediately preceding the second anniversary of the Closing Date.

         2.       TRANSFERABILITY OF TRANSACTION SHARES.

                  Except as expressly provided in this Agreement, the Transaction Shares (and any other securities issued with respect to, in exchange for or in replacement of any of the Transaction Shares) shall be freely tradeable and transferable, and the Purchaser shall take or cause to be taken all actions necessary to ensure that the Transaction Shares (and any such other securities) can legally be sold, publicly and otherwise, within and outside the United States, without any restriction or limitation of any nature; provided, however, that, in the event that applicable U.S. federal securities laws shall limit the ability of any Holder to sell any of the

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

Transaction Shares, the obligations of the Purchaser to cause such Transaction Shares to be freely tradeable and transferrable shall be limited to those obligations of the Purchaser set forth in Section 4 hereof. Without limiting the generality of the foregoing, to the extent that any Holder determines (in such Holder's reasonable judgment) that in order for such Holder to be able to legally sell publicly in the United States (without any restriction or limitation of any nature) any Transaction Shares that such Holder is otherwise not restricted from selling pursuant to Section 3 hereof, such Holder shall notify the Purchaser of such determination and the Purchaser shall take or cause to be taken the actions referred to in Sections 4.1 and 4.4 hereof (or the actions referred to in Section 4.8 hereof). The Purchaser agrees that it will use reasonable efforts to furnish to the Potential Sellers, on or before September 18, 1997, a written opinion of Morrison & Foerster LLP or other reputable U.S. securities counsel (reasonably satisfactory to the Potential Sellers in form and substance) that, from and after the forty-first day following the Closing Date, the sale of the Transaction Shares by the Potential Sellers will be exempt from registration under the Securities Act and will be exempt from (or otherwise not subject to) registration and qualification under state securities laws; provided, however, that the Purchaser shall have no obligation under this sentence if any of the representations and warranties of the Seller contained in Section 2.33, 2.34 or 2.35 of the Purchase Agreement is inaccurate in any material respect.

         3.       RESALES OF RESTRICTED SHARES.

                  3.1      Resale Restrictions.

                           The Potential Sellers shall not be permitted to sell,
transfer or assign any Restricted Shares during the Restricted Periods, except as follows:

                           (a)  During  the  Second   Restricted   Period,   the
Potential Sellers may (without being deemed to have breached this Agreement) sell, transfer and/or assign a total of up to 218,000 Restricted Shares.

                           (b) During the Third Restricted Period, the Potential
Sellers may (without being deemed to have breached this Agreement) sell, transfer and/or assign a total of up to 1,307,000 Restricted Shares, minus the number of Restricted Shares that were sold by the Potential Sellers during the Second Restricted Period pursuant to Section 3.1(a) hereof.

                           (c) In addition to the Restricted  Shares that may be
sold, transferred and assigned by the Potential Sellers pursuant to Sections 3.1(a) and 3.1(b) hereof, during the First, Second and Third Restricted Periods (exclusive of the first 40 days of the First Restricted Period), the Potential Sellers may (without being deemed to have breached this Agreement) sell a total of up to 250,000 Restricted Shares in Special Qualifying Block Trades; provided, however, that, during the period commencing on the Closing Date and ending on the day immediately preceding the second anniversary of the Closing Date, the Purchaser may, on one occasion, prohibit the sale of Restricted Shares in Special Qualifying Block Trades (but may not prohibit

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

any other sale of Restricted Shares except as expressly provided in this Agreement) (i) while the Purchaser is actively engaged in a firm commitment underwritten public offering of at least 1,000,000 shares of Purchaser Common Stock, or (ii) for a period of 30 days following the consummation by the Purchaser of a public sale of at least 1,000,000 shares of Purchaser Common Stock pursuant to a firm commitment underwriting, provided that the Purchaser first furnishes to the Potential Sellers written notice and reasonably satisfactory evidence that the Purchaser is actively engaged in such an offering, or has so consummated such a sale.

                           (d)  During  the  Fourth   Restricted   Period,   the
Potential Sellers may (without being deemed to have breached this Agreement) sell, transfer and/or assign up to 2,376,000 Restricted Shares, minus the number of Restricted Shares that were sold by the Potential Sellers during the Second and Third Restricted Periods pursuant to Sections 3.1(a) and 3.1(b) hereof.



                           (e) The Potential  Sellers may (without  being deemed
to have breached this Agreement) sell, transfer and/or assign any number of Restricted Shares to any Permitted Transferee at any time and from time to time during any Restricted Period, provided that any such Permitted Transferee agrees in writing, prior to the sale, transfer or assignment to him of such Restricted Shares, to be bound by all of the applicable provisions of this Agreement as to all such Restricted Shares so sold, transferred or assigned to him.

                           (f) The Potential  Sellers may (without  being deemed
to have breached this Agreement) sell, transfer and/or assign Restricted Shares during any Restricted Period in accordance with the provisions of Section 4.2 hereof.

                  3.2      Overall Monthly Limitation.

                           The number of  Restricted  Shares that may be sold by
the Potential Sellers pursuant to Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(d) hereof in any particular calendar month during the period commencing on the Closing Date and ending on the last day of the full calendar month immediately preceding the fourth anniversary of the Closing Date shall not exceed 8.711% of the aggregate number of shares of Purchaser Common Stock traded on all securities exchanges and reported through Nasdaq and any other automated quotation system during the calendar month immediately preceding such particular calendar month.

                  3.3      Percentage Share Limitation.

                           Each Individual  Parent  Shareholder  agrees that the
total number of Restricted Shares sold by such Individual Parent Shareholder pursuant to Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(d) hereof during the period from the Closing Date through the end of the Fourth Restricted Period will not exceed such Individual Parent Shareholder's Percentage Share of 2,376,000.

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

                  3.4      Termination of Restrictions.

                           (a)   Notwithstanding   anything   to  the   contrary
contained in this Agreement, all restrictions set forth in Section 3 hereof (that have not previously terminated) shall terminate and cease to be of any further force or effect upon the Restriction Expiration Date; provided, however, that the rights granted to the Potential Sellers and the other Holders under this Agreement (including the registration rights granted under Section 4 hereof) shall survive any such termination and continue in full force and effect. Without limiting the generality of the foregoing, the rights granted by the Purchaser pursuant to Section 4 hereof shall survive any merger involving, and any other Change in Control of, the Purchaser.

                           (b)   Notwithstanding   anything   to  the   contrary
contained in this Agreement: (i) upon the occurrence of a Special Termination Event with respect to an Individual Parent Shareholder, all restrictions set forth in Section 3 hereof (that have not previously terminated) shall cease to apply to such Individual Parent Shareholder and shall cease to apply to any Permitted Transferee to whom such Individual Parent Shareholder has transferred any Transaction Shares; (ii) any shares of Purchaser Common Stock sold by such Individual Parent Shareholder or any such Permitted Transferee after the occurrence of a Special Termination Event shall not be taken into account in determining the number of Restricted Shares sold pursuant to Section 3.1(a), 3.1(b), 3.1(c), 3.1(d) or 3.2 hereof; and (iii) for each Restricted Period after the Restricted Period in which a Special Termination Event occurs with respect to an Individual Parent Shareholder, the aggregate maximum number of Restricted Shares that can be sold by the remaining Parent Shareholders pursuant to the applicable provision of Section 3.1 shall be reduced by the number of shares equal to such Individual Parent Shareholder's Percentage Share of the previously applicable aggregate maximum number of Restricted Shares that could be sold under said provision of Section 3.1. (Thus, for example, if a Special Termination Event occurs with respect to Yossi Tulpan (whose Percentage Share is 31.407%) in the Third Restricted Period, then the maximum number of Restricted Shares that could be sold pursuant to Section 3.1(d) hereof by the other Parent Shareholders would be equal to 68.593% of the amount by which 2,376,000 exceeds the number of Restricted Shares that were sold by the Potential Sellers pursuant to Sections 3.1(a) and 3.1(b) hereof.) Notwithstanding anything to the contrary contained in this Agreement, the rights granted to the Individual Parent Shareholders and their Permitted Transferees under this Agreement (including the registration rights granted under Section 4 hereof) shall survive any such termination and continue in full force and effect.

                  3.5      Hedging Transactions.

                           Nothing  contained in this  Agreement will operate to
limit the ability of any Potential Seller to lend any Restricted Shares in connection with, or otherwise engage in, conventional "collar"-type or other "hedging" transactions at any time after the Closing; provided, however, that
(i) the Potential Sellers shall not be permitted to engage in any "hedging" transactions with respect to their Restricted Shares during the 40-day period commencing as of the Closing Date if such transactions would jeopardize the availability of the

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

Regulation S exemption for the issuance of the Purchaser Common Stock being issued to the Seller at the Closing; and (ii) nothing contained in this Section
3.5 shall be deemed to allow a Potential Seller to sell or otherwise transfer all of such Potential Seller's beneficial interest in his Restricted Shares if such transfer would violate Section 3.1 hereof.

         4.       REGISTRATION.

                  4.1      Shelf/Demand Registration.

                           (a) If the Purchaser  shall not have delivered to the
Potential Sellers, on or prior to September 18, 1997, the written opinion referred to in the last sentence of Section 2 hereof, the Purchaser shall promptly (and in any event prior to September 22, 1997) file with the Commission a registration statement on Form S-3 (a "Shelf Registration Statement") providing for the sale of 468,000 Registrable Shares, and the Purchaser shall use its reasonable efforts to cause such Shelf Registration Statement to become effective no later than the date 40 days after the Closing Date and to remain continuously effective until the earlier of (i) the date on which the Potential Sellers may sell all such Registrable Shares publicly in the United States (and otherwise) without any restriction or limitation of any nature, or (ii) the date on which the distribution described in the Shelf Registration Statement is complete.

                           (b) Any  Holder may  request  at any time  during the
sixty day period immediately preceding the first day of the Third Restricted Period that the Purchaser register under the Securities Act all or any part of the Registrable Shares that may be sold during the Third Restricted Period. If the Purchaser receives such a request, then, subject to Sections 4.1(d) and 4.8 hereof, the Purchaser shall (i) within 10 days after its receipt of such request, give written notice thereof to all other Holders, and (ii) as soon as practicable after its receipt of such request (but in any event within 30 days after its receipt of such request), effect a registration under the Securities Act of all Registrable Shares that (A) the Holders request to be registered, and
(B) may be sold during such Third Restricted Period in accordance with Sections 3.1(b) and 3.1(c) hereof. The Purchaser shall use its reasonable efforts to cause such registration to remain continuously effective until the earliest of
(A) the day  immediately  preceding the second  anniversary of the Closing Date,
(B) the date 30 days after delivery to all Holders of a legal opinion or "no-action" letter and other documentation satisfying the requirements of
Section 4.8 hereof, or (C) the date on which the distribution covered by such registration is complete.

                           (c) Any  Holder may  request  at any time  during the
sixty day period immediately preceding the first day of the Fourth Restricted Period that the Purchaser register under the Securities Act all or any part of the Registrable Shares that may be sold during the Fourth Restricted Period. If the Purchaser receives such a request, then, subject to Sections 4.1(d) and 4.8 hereof, the Purchaser shall (i) within 10 days after its receipt of such request, give written notice thereof to all other Holders, and (ii) as soon as practicable after its receipt of such request (but in any event within 30 days after its receipt of such request), effect a registration under the Securities Act of all Registrable Shares that (A) the Holders request to be registered, and (B) may be sold during  such Fourth  Restricted  Period in  accordance  with
Section 3.1(d) hereof. The Purchaser shall use its reasonable efforts to cause such registration to remain continuously effective until the earlier of (A) the date 30 days after delivery to all Holders of a legal opinion or "no action" letter and other documentation satisfying the requirements of Section 4.8 hereof, or (B) the date on which the distribution covered by such registration is complete.

                           (d)   Notwithstanding   anything   to  the   contrary
contained in Section 4.1 hereof, the Purchaser shall have no obligation to effect any registration pursuant to Section 4.1(b) or 4.1(c) unless the aggregate number of Registrable Shares requested to be registered shall be equal to or greater than 100,000.

                  4.2      Purchaser Registration.

                           (a)  Notice of  Registration.  If at any time or from
time to time the Purchaser shall determine to effect a registration with the Commission of any securities for its own account (other than on Form S-4 or Form S-8) or for the account of any other Person, the Purchaser will:

                                    (i)  promptly  (and in any event at least 45
days prior to the filing of a registration statement under the Securities Act with respect to such securities) give to all Holders written notice thereof; and

                                    (ii) include in such  registration  (and any
related registration or qualification under Blue Sky laws), and in the related underwriting (if any) all Registrable Shares that the Holders request to have included in such registration (such request to be in writing and to be made within 30 days after receipt by all Holders of such written notice from the Purchaser).

                           (b)  Underwriting.  If the  registration of which the
Purchaser gives notice is for a registered public offering involving an underwriting, the Purchaser shall so advise the Holders as a part of the written notice given pursuant to Section 4.2(a)(i) hereof. In such event the right of any Holder to have Registrable Shares included in the registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting. All Holders proposing to distribute any Registrable Shares through such underwriting shall (together with the Purchaser and the other shareholders of the Purchaser distributing their shares of Purchaser Common Stock through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Purchaser.
Notwithstanding any other provision of this Section 4.2, if such managing underwriter reasonably determines that marketing factors require a limitation of the number of shares of Purchaser Common Stock to be included in such registration and underwriting, the managing underwriter may exclude or otherwise limit the number of shares of Purchaser Common Stock to be included in such registration and underwriting by shareholders of the Purchaser, including, without limitation, the Holders, prior to the exclusion of any shares to be sold pursuant to such registration and underwriting by the Purchaser. The number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all the participating Holders and other shareholders of the Purchaser participating in such registration and underwriting in proportion, as nearly as practicable, to the respective numbers of Registrable Shares held by such Holders (and requested to be included in such registration) and the number of shares of Purchaser Common Stock held by such other shareholders (and requested to be included in such registration) at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Purchaser may round the number of shares allocated to any Holder or shareholder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Purchaser and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                           (c)   Restrictions   Not  Applicable.   None  of  the
restrictions contained in Section 3 hereof shall apply to any sale of Registrable Shares pursuant to a registration under this Section 4.2.

                           (d) Right to Terminate  Registration.  The  Purchaser
shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Shares in such registration.

                           (e) No Other Grants of Registration  Rights.  Without
the prior written consent of the Potential Sellers, the Purchaser shall not grant to any Person any rights to have any shares of Purchaser Common Stock, or any securities convertible into or exchangeable for shares of Purchaser Common Stock, registered under the Securities Act on terms more favorable than those set forth in this Agreement.

                  4.3 Expenses of Registration. All Registration Expenses shall be borne exclusively by the Purchaser. Unless otherwise stated, all Selling Expenses relating to Registrable Shares shall be borne by the Holders of such Registrable Shares pro rata on the basis of the number of Registrable Shares so sold.

                  4.4 Registration Procedures. In the case of each registration effected by the Purchaser pursuant to this Agreement, the Purchaser will: (a) a reasonable number of days prior to filing any registration statement, prospectus or amendment or supplement thereto with the Commission, furnish a copy of such registration statement, prospectus or amendment or supplement to each Holder participating in such registration for such Holder's review; (b) keep each Holder advised in writing as to the initiation of each registration and qualification and as to the completion thereof; and (c) at the Purchaser's own expense and as expeditiously as possible:

                           (i) prepare and file with the Commission a registration statement on Form S-3 (in the case of a registration under Section 4.1(a) hereof) and, in all other cases, on Form S-1 or Form S-3, as the Purchaser shall determine, and use its reasonable efforts to cause such registration statement to become and remain effective for such period as may be specified in this Agreement or, if not so specified, such period that shall end on the earlier of: (A) the date 270 days after its effectiveness, or (B) the date upon which all of the securities covered thereby have been sold by the Holders;

                           (ii) furnish to each Holder participating in such registration upon request such reasonable number of copies of the registration statement (and each amendment thereto), preliminary prospectus and final prospectus (and each supplement thereto) as such Holder may reasonably request in order to facilitate the public offering of the securities covered thereby, including all documents incorporated therein by reference (whether filed with the Commission before or after the registration statement becomes effective) and all exhibits thereto;

                           (iii) use its reasonable efforts to (A) register and qualify (or obtain appropriate exemptions for) the shares covered by such registration statement under such other securities or Blue Sky laws of such states and other jurisdictions as shall be reasonably requested by the Holders, and (B) keep such registrations and qualifications in effect for so long as each registration statement remains in effect; provided, however, that the Purchaser shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any such jurisdiction, (2) subject itself to taxation in any such jurisdiction, or (3) file a general consent to service of process in any such jurisdiction;

                           (iv) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement (in usual and customary form) with the managing underwriters of such offering;

                           (v) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period set forth in this Agreement, and comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (vi) cause all securities covered by such registration statement to be listed on each securities exchange or interdealer quotation system of the National Association of Securities Dealers, Inc. on which similar securities issued by the Purchaser are then listed;

                           (vii) provide a transfer agent and registrar for all securities covered by such registration statement not later than the effective date of such registration statement;

                           (viii) notify each Holder participating in such registration, promptly after the Purchaser receives notice thereof, (A) of the time when such registration statement has become effective, and
         (B) at any time when a prospectus is required to be delivered under the Securities Act in connection with any registration statement (1) of the happening of any event as a result of which such registration statement, such prospectus, any prospectus supplement or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or (2) that the Purchaser is in possession of material information that it deems advisable not to disclose in a registration statement;

                           (ix) advise each Holder participating in such registration, promptly after the Purchaser shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal (at the earliest practicable date) if such stop order should be issued; and

                           (x) prior to the effectiveness of such registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such reasonable representations and warranties to the Holders participating in such registration, and the underwriters, if any, with respect to the Registrable Shares and the registration statement as are customarily made by issuers to underwriters and selling shareholders in underwritten offerings, (B) obtain opinions of counsel to the Purchaser and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, and to Holders who hold a majority of the Registrable Shares being sold pursuant to such registration) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in public offerings and such other matters as may be reasonably requested by such Holders and underwriters or their counsel, (C) obtain "comfort" letters and updates thereof from the Purchaser's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and to cover matters of the type customarily covered in "comfort" letters given to underwriters and selling shareholders in connection with secondary underwritten offerings, and (D) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being sold pursuant to such registration and by the underwriters, if any, to evidence compliance with clause (A) of this clause "(x)" and with any customary conditions contained in the
         underwriting   agreement  or  other  agreement   entered  into  by  the
         Purchaser.

                  4.5      Indemnification.

                           (a) The  Purchaser  will  indemnify  each  Holder who
holds  any   Registrable   Shares  that  are  included  in  a  registration   or
qualification pursuant to this Agreement and each person controlling or controlled by such Holder within the meaning of Section 15 of the Securities Act against any expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, used in connection with such registration or qualification, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Purchaser of the Securities Act, the Exchange Act, any state or other securities laws or any rule or regulation promulgated under such acts or laws applicable to the Purchaser in connection with any such registration or qualification. In addition, the Purchaser will reimburse each such Holder, and each person so controlling or controlled by such Holder, for any legal or other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing to defend or defending any such claim, liability or action; provided, however, that the Purchaser will not be liable to any such Holder in any such case to the extent that any such expense, loss, damage or liability arises out of or is based on any untrue statement of a material fact made by the Purchaser in the applicable registration statement in reliance upon and in conformity with inaccurate information furnished in writing to the Purchaser by any Holder or person controlling such Holder expressly for use in the applicable registration statement.

                           (b) Each Holder will, if  Registrable  Shares held by
such Holder are included in the shares as to which a registration or qualification is being effected pursuant to this Agreement, indemnify the Purchaser and each person controlling or controlled by the Purchaser within the meaning of Section 15 of the Securities Act against any expenses, claims, losses, damages or liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, used in connection with such registration or qualification, and will reimburse the Purchaser, and each person so controlling or controlled by the Purchaser, for any legal or other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing to defend or defending any such claim, liability or action based on such untrue statement of a material fact, in each case to the extent, but only to the extent, that such untrue statement of a material fact is made in reliance upon and in conformity with inaccurate information furnished in writing to the Purchaser by such Holder or person controlling such Holder expressly for use in the applicable registration statement. Notwithstanding anything to the contrary contained in this Section 4.5(b) or elsewhere in this Agreement, any obligation of any Holder to indemnify or reimburse any person pursuant to this Section shall be several and not joint and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to the registration or qualification in connection with which indemnification or reimbursement has been sought.

                           (c) Each party entitled to indemnification under this
Section 4.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.5 unless the failure to give such notice materially prejudices the rights or defenses of the Indemnifying Party, in which case the Indemnifying Party shall be relieved of its obligations under this
Section 4.5 to the extent of such prejudice. In the event of the assertion or commencement of any claim or litigation for which indemnification may be sought, the Indemnifying Party shall have the right to assume the defense of any such claim or litigation with counsel approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party shall have the right to participate in such defense at its own expense; provided, however, that the Indemnifying Party shall not have the right to assume the defense of any matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate (as reasonably determined by the Indemnified Party based on the written advice of counsel) due to actual or potential differing interests between them, but shall instead in such event pay the reasonable fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld) consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d)  If the  indemnification  provided  for  in  this
Section 4.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expenses, claims, losses, damages and liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect not only the relevant benefits received by the Indemnifying Party but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements, omissions or violations that resulted in such expenses, claims, losses, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  4.6      Information Regarding Holder.

                           Each Holder whose Registrable  Shares are included in
any registration under this Agreement shall furnish to the Purchaser such information regarding such Holder, the Registrable Shares held by such Holder and the distribution proposed by such Holder as the Purchaser may reasonably request in writing, to the extent such information is required by law to be disclosed in the applicable registration statement.

                  4.7      Termination of Registration Rights.

                           The rights  granted  pursuant to this Section 4 shall
terminate as to any Holder at such time as such Holder can immediately sell all of the Registrable Shares held by such Holder without restriction (under the Securities Act or otherwise) in accordance with Rule 144.

                  4.8      Opinion of Counsel/"No Action" Correspondence.

                           In lieu of taking the actions referred to in Sections
4.1 and 4.4 hereof, the Purchaser may, at its sole expense, obtain and deliver to a Holder who desires to effect a sale of Registrable Shares: (a) a written opinion of Morrison & Foerster LLP or other reputable U.S. securities counsel (reasonably satisfactory to such Holder in form and substance) that, or such other evidence (reasonably satisfactory in form and substance to such Holder) indicating that, such sale is exempt from (or otherwise not subject to) registration and qualification under state securities laws; and (b) either (i) a written opinion of Morrison & Foerster LLP or other reputable U.S. securities counsel (reasonably satisfactory in form and substance to such Holder) that such sale is exempt from registration under the Securities Act, or (ii) a writing executed by an authorized representative of the Commission to the effect that the Commission would take no action with respect to such sale. Nothing in this
Section 4.8 or elsewhere in this Agreement shall be deemed to require that any Holder obtain an opinion of counsel or a writing executed by a representative of the Commission in order to sell Registrable Shares.

         5.       RULE 144 REPORTING.

                  With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Shares to the public in the United States without registration, the Purchaser agrees that, so long as any Holder owns any Registrable Shares:

                  (a) the Purchaser will make and keep public information available (in accordance with Rule 144) at all times;

                  (b) the Purchaser will file with the Commission, in a timely manner, all reports and other documents required to be filed by the Purchaser under the Exchange Act; and

                  (c) the Purchaser will furnish to each Holder promptly upon request (i) a written statement by the Purchaser as to its compliance with applicable requirements of Rule 144 and of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Purchaser, and (iii) such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any Registrable Shares without registration.

         6.       GOVERNING LAW.

                  This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California without regard to its conflicts of law provisions. Any dispute arising out of or relating to this Agreement shall be resolved through binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The venue for such arbitration proceedings shall be in London, England. The arbitrator's fees and other related expenses of any arbitration under this Agreement (such as expenses for transcripts of the arbitration proceedings) shall be borne by the Purchaser and the other parties to such arbitration in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and other expenses shall be borne one-half by the Purchaser and one-half divided equally among the other parties to such arbitration. The resolution of a dispute by the arbitrator shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof. The arbitrator shall have the authority to make an award of actual compensatory damages incurred by a party in connection with a dispute, but shall have no right to grant special, punitive or exemplary damages or indirect or consequential damages or to grant any form of equitable relief (except that the arbitrator may, as part of his award, require the Purchaser to perform its registration and other obligations under this Agreement).

         7.       ASSIGNABILITY.

                  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. A Holder may assign, to any Permitted Transferee or other Person to which such Holder transfers at least 10,000 Registrable Shares, such Holder's registration rights and other rights hereunder with respect to such Registrable Shares.

         8.       ENTIRE AGREEMENT.

                  This Agreement constitutes the full and entire understanding and agreement among the parties regarding the matters set forth herein and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

         9.       NOTICES, ETC.

                  Any notice required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered in person, (b) three business days after delivery to an "overnight" courier, or (c) 24 hours after delivery by facsimile transmission (if receipt of such facsimile is evidenced by a transmission report or other reasonable evidence of the successful and accurate transmission of such notice), in each case addressed as follows:

                  If to any Parent Shareholder:      At such Parent Shareholder's address as set
                                                     forth on Schedule A hereto

                  With a copy to:               Shinar, Shachor, Weissberger
                                                5 Beit Hillel Street, 3rd Floor
                                                Tel Aviv 67017, Israel
                                                Attn: Doron Shinar
                                                Fax: 972-3-562-1905

                  If to the Purchaser:          Cylink Corporation
                                                910 Hermosa Court
                                                Sunnyvale, CA 94086
                                                Attn: Robert B. Fougner
                                                Fax: 408-774-4952

                  With a copy to:               Morrison & Foerster LLP
                                                755 Page Mill Road
                                                Palo Alto, CA  94304
                                                Attn:  Michael C. Phillips
                                                Fax: 650-494-0792

Addresses may be changed (or in the case of a Holder, added) by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of a party by his counsel or other authorized representative.

         10.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


         11.      AMENDMENTS.

                  This Agreement may not be amended, modified or supplemented, except by means of a written amendment signed by all of the parties hereto; provided, however, that the provisions of Section 4 hereof may be amended by means of a written amendment signed by the Purchaser, on one hand, and Holders representing a majority in interest of the Registrable Shares, on the other hand, so long as such amendment does not take away any registration right of any Holder or reduce the amount of reimbursable costs to any Holder in connection with any registration hereunder without the consent of such Holder. Notwithstanding the foregoing, any Holder may from time to time enter into one or more agreements amending, modifying or supplementing the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder. This Agreement is intended to benefit, and may be enforced by, the parties hereto and the Permitted Transferees who receive Transaction Shares; provided, however, that except as set forth in this Section 11, this Agreement may be amended, modified or supplemented without the consent of any Permitted Transferee.

         12.      STOCK SPLITS, STOCK DIVIDENDS, ETC.

                  All numerical references (including dollar amounts) referred to in this Agreement shall be adjusted, if appropriate, to reflect any stock split, stock dividend, combination of shares, recapitalization, merger, consolidation or other reorganization or similar event with respect to the Purchaser Common Stock.

         13.      LIQUIDATION OF THE SELLER; LIABILITY FOR BREACH.

                  Nothing contained in this Agreement shall be construed or shall operate to prevent the Seller from dissolving, winding up, liquidating or terminating its existence at any time after the date of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event of the dissolution or liquidation of the Seller, the then current shareholder(s) of the Seller and their successors and assigns shall succeed to and shall be entitled to exercise and enforce all of the rights of the Seller under this Agreement. In the event of a breach of this Agreement, the liability, if any, of each Parent Shareholder shall be limited to such Parent Shareholder's Percentage Share of the compensable damages (if any) incurred by, and payable to, the Purchaser as a result of such breach. Notwithstanding anything to the contrary contained in this Agreement (and without limiting the effect of the preceding sentence), the total cumulative maximum liability of each Parent Shareholder for all breaches of this Agreement and the Parent Shareholders Indemnity Agreement of even date herewith shall be limited in the aggregate to the dollar value of the assets of the Seller distributed to such Parent Shareholder by the Seller in the dissolution and liquidation of the Seller, and no Parent Shareholder's liability hereunder and thereunder shall exceed such amount.

         14.      INTERPRETATION OF CERTAIN TERMS.

                  All references in this Agreement to "$" or "dollars" shall mean U.S. dollars, and all references in this Agreement to "calendar month" shall be based on the Gregorian calendar. For purposes of this Agreement, the masculine gender shall be deemed to including the feminine and neuter gender, and the neuter gender shall be deemed to include the masculine and feminine genders.

         This Agreement is hereby executed as of the date first above written.

                                       CYLINK CORPORATION


                                       By:  /s/ John V. Kalb, Jr.
                                          --------------------------------------
                                                John V. Kalb, Jr.
                                                Vice President, Strategy and
                                                Business Development

                                       ALGORITHMIC RESEARCH LTD.


                                       By:  /s/ Yossi Tulpan
                                          --------------------------------------
                                                Yossi Tulpan
                                                Chief Executive Officer

                                       By   /s/ Yossi Cohen
                                          --------------------------------------
                                                Yossi Cohen
                                                Chief Operating Officer

                                       A.R. DATA SECURITY LTD.


                                       By:  /s/ Yossi Tulpan
                                          --------------------------------------
                                                Yossi Tulpan

                                       By:  /s/ Yossi Cohen
                                          --------------------------------------
                                                Yossi Cohen

                                       By:  /s/ Amos Fiat
                                          --------------------------------------
                                                Amos Fiat

                                       By:  /s/ Oded Koritshoner
                                          --------------------------------------
                                                Oded Koritshoner

                                       By:  /s/ Zohar Tal
                                          --------------------------------------
                                                Zohar Tal

                                       PARENT SHAREHOLDERS:


                                       /s/ Yossi Tulpan
                                       -----------------------------------------
                                           Yossi Tulpan

                                       /s/ Amos Fiat
                                       -----------------------------------------
                                           Amos Fiat

                                       /s/ Yossi Cohen
                                       -----------------------------------------
                                           Yossi Cohen

                                       KOOR CAPITAL MARKETS


                                       By:  /s/ Itzak  Chalamish
                                          --------------------------------------
                                                Itzak  Chalamish
                                                President

                                       By:  /s/ Yair Na'aman
                                          --------------------------------------
                                                Yair Na'aman
                                                Head of Finance Division

                                       TELRAD HOLDINGS LTD.


                                       By:  /s/ Oded Koritshoner
                                          --------------------------------------
                                                Oded Koritshoner
                                                Managing Director

                                       By:  /s/
                                          --------------------------------------

                                   Schedule A

                               Parent Shareholders

Name and Address of Parent Shareholder                      Percentage Share
--------------------------------------                      ----------------

Yossi Tulpan                                                     31.407%
21 Bilu Street, Ness Tziona, Israel

Amos Fiat                                                        31.407%
20 Shalom Ash Street, Tel Aviv, Israel

Yossi Cohen                                                      10.337%
19 Mordechai Kaplan Street, Holon, Israel

Koor Capital Markets                                              7.501%
19 Rothschild Boulevard, Tel Aviv, Israel

Telrad Holdings Ltd.                                             19.348%
19 Rothschild Boulevard, Tel Aviv, Israel